Exhibit 99.1

Aventine Renewable Energy Holdings, Inc. Announces $200 Million Senior Secured Term Loan To Refinance Existing Senior Secured Notes

DALLAS, TX, (Dec. 22, 2010) — Aventine Renewable Energy Holdings, Inc. (OTCBB: AVRW.OB) (the “Company”) announced today that it has obtained a new senior secured term loan of $200 million with Citibank, N.A., as administrative agent and as collateral agent, the lenders party thereto, Citigroup Global Markets Inc. and Jefferies Finance LLC, as joint lead arrangers and joint book-runners, and Citibank, N.A. and Jefferies Finance LLC, as co-syndication agents (the “Term Facility”).  The Company intends to use the proceeds of the Term Facility to refinance their 13% senior secured notes due 2015, to pay related transaction costs, fees and expenses, and for general corporate purposes.  The Term Facility is secured by a pledge of the Company’s capital stock and assets.  The Term Facility matures December 22, 2015.

Tom Manuel, CEO of Aventine, noted, “This adds to what has already been a very exciting week for Aventine.  In addition to securing this term loan facility which significantly strengthens our balance sheet we’ve also shipped our first load of ethanol out of our Mt. Vernon, Indiana plant.” Manuel continued, “Each of these steps helps us with our goal to improve the cost structure of our business and position Aventine as a low cost producer.”

About Aventine Renewable Energy Holdings, Inc.

Aventine is a leading producer of ethanol. Through our production facilities, we market and distribute ethanol to many of the leading energy companies in the U.S.  In addition to producing ethanol, our facilities also produce several co-products including: corn gluten feed and meal, corn germ, condensed corn distillers solubles, dried distillers grain with solubles, wet distillers grain with solubles, carbon dioxide and yeast.

Forward Looking Statements

Certain information included in this press release may be deemed to be “forward looking statements” within the meaning of section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  All statements, other than statements of historical facts, included in this press release, are forward looking statements.  Any forward looking statements are not guarantees of Aventine’s future performance and are subject to risks and uncertainties that could cause actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements.  Aventine disclaims any duty to update any forward looking statements.

Some of the factors that may cause Aventine’s actual results, developments and business decisions to differ materially from those contemplated by such forward looking statements include the following:

•                  Our ability to obtain and maintain normal terms with vendors and service providers;

•                  Our estimates of allowed general unsecured claims, unliquidated and contingent claims and estimations of future distributions of securities and allocations of securities among various categories of claim holders;

•                  Our ability to maintain contracts that are critical to our operations;

•                  Our ability to attract and retain customers;

•                  Our ability to fund and execute our business plan and any ethanol plant expansion projects;

•                  Our ability to receive or renew permits to operate our capacity additions in a timely manner, or at all;

•                  Laws, tariffs, trade or other controls or enforcement practices applicable to our operations;

•                  Changes in weather and general economic conditions;

•                  Overcapacity within the ethanol, biodiesel and petroleum refining industries;

•                  Availability and costs of products and raw materials, particularly corn, coal and natural gas and the subsequent impact on margins;

•                  Our ability to raise additional capital and secure additional financing, and our ability to service our debt or comply with our debt covenants;

•                  Our ability to attract, motivate and retain key employees;

•                  Liability resulting from actual or potential future litigation; and

•                  Plant shutdowns or disruptions.

Contact:

Aventine Renewable Energy Holdings, Inc.

Calvin Stewart, Chief Accounting

& Compliance Officer

Ph.:214-451-6766

Fax: 309-347-8541